                                                                   Exhibit a (9)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

   Guidelines for Determining the Proper Name and Identification Number to Give the Payor.--The taxpayer identification number for an individual is the individual's social security number. Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. The taxpayer identification number for an entity is the entity's employer identification number. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.

 -------------------------------------------------------------------------------

                                                 Give the Name and
                                                 Taxpayer Identification
 For this type of account:                       number of--

 -------------------------------------------------------------------------------
  1. An individual's account                     The individual

  2. Two or more individuals (joint account)     The actual owner of the
                                                 account or, if combined
                                                 funds, any one of the
                                                 individuals(1)

  3. Husband and wife (joint account)            The actual owner of the
                                                 account or, if joint funds,
                                                 either person(1)

  4. Custodian account of a minor (Uniform       The minor(2)
     Gift to Minors Act)

  5. Adult and minor (joint account)             The adult or, if the minor is
                                                 the only contributor, the
                                                 minor(1)

  6. Account in the name of guardian or          The ward, minor, or
     committee for a designated ward, minor,     incompetent person(3)
     or incompetent person

  7. a.The usual revocable savings trust         The grantor-trustee(1)
       account (grantor is also trustee)
     b.So-called trust account that is not a     The actual owner(1)
       legal or valid trust under State law

  8. Sole proprietorship account                 The owner(4)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                               Give the Name and
                                               Taxpayer Identification
For this type of account:                      number of--

--------------------------------------------------------------------------------
 9. A valid trust, estate, or pension trust    The legal entity (Do not
                                               furnish the identifying
                                               number of the personal
                                               representative or trustee
                                               unless the legal entity itself is
                                               not designated in the account
                                               title.)(5)

10. Corporate account                          The corporation

11. Association, club, religious, charitable, The organization or educational or other tax-exempt organization account

12. Partnership account                        The partnership

13. A broker or registered nominee             The broker or nominee

14. Account with the Department of             The public entity
    Agriculture in the name of a public
    entity (such as a State or local
    government, school district, or prison)
    that receives agricultural program
    payments


--------------------------------------------------------------------------------

(1)    List first and circle the name of the person whose number you furnish.
(2)    Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)    Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number
If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

To complete the Substitute Form W-9, if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part 1, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on ALL broker transactions and interest and dividend payments include the following:
  . A corporation.
  . A financial institution.
  . An organization exempt from tax under section 501(a) of the Internal
    Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan or a custodial account under Section 403(b)(7).
  . The United States or any agency or instrumentality thereof.
  . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
  . An international organization or any agency, or instrumentality thereof.
  . A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.
  . A real estate investment trust.
  . A common trust fund operated by a bank under section 584(a) of the Code.
  . An entity registered at all times under the Investment Company Act of 1940. . A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
  . Payments to nonresident aliens subject to withholding under section 1441.
  . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.
  . Payments of patronage dividends not paid in money.
  . Payments made by certain foreign organizations.
  . Payments made to a nominee.
Payments made to a nominee. Payments of interests not generally subject to backup withholding include the following:
  . Payments of interest on obligations issued by individuals.
  . Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).
  . Payments described in Code section 6049(b)(5) of nonresident aliens.
  . Payments on tax-free covenant bonds under section 1451 of the Code.
  . Payments made by certain foreign organizations.
  . Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Privacy Act Notice.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect To Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.